Exhibit 99.1

For more information contact Media: Leticia Lowe Phone 713.207.7702 Investors: Marianne Paulsen Phone 713.207.6500

For Immediate Release	Page 1 of 4

CENTERPOINT ENERGY REPORTS SECOND QUARTER 2009 EARNINGS
     Houston, TX — August 5, 2009 - CenterPoint Energy, Inc. (NYSE: CNP) today reported net income of $86 million, or $0.24 per diluted share, for the second quarter of 2009 compared to $101 million, or $0.30 per diluted share, for the same period of 2008. Operating income for the second quarter of 2009 was $253 million compared to $297 million for the same period of 2008.
     “Despite the weak economy and changing energy markets, our business units continued to perform well,” said David M. McClanahan, president and chief executive officer of CenterPoint Energy. “Our regulated electric and gas utilities turned in solid operating performances as did our pipeline and field services core operations. However, revenues from ancillary services declined from 2008 when we benefited from unusually high commodity prices. We continue to believe that the overall fundamentals of our balanced portfolio of electric and natural gas businesses remain strong and position us well as the economy recovers and the energy markets rebound.”
     For the six months ended June 30, 2009, net income was $153 million, or $0.44 per diluted share, compared to $223 million, or $0.66 per diluted share, for the same period of 2008. Operating income for the six months ended June 30, 2009, was $538 million compared to $633 million for the same period of 2008.
OPERATING INCOME BY SEGMENT
Electric Transmission & Distribution
     The electric transmission & distribution segment reported operating income of $162 million for the second quarter of 2009, consisting of $129 million from the regulated electric transmission & distribution utility operations (TDU) and $33 million related to transition bonds. Operating income for the second quarter of 2008 was $164 million, consisting of $129 million from the TDU and $35 million related to transition bonds. Operating income for the TDU benefited from growth of over 28,000 metered customers since June 2008 and higher net transmission revenues. Operating income for the second quarter of 2008 included a $9 million gain from a land sale.
     As a result of the storm restoration cost recovery legislation enacted by the Texas Legislature in April 2009, the company recorded a regulatory asset of $41 million for carrying costs incurred through June 30, 2009, on amounts it spent for Hurricane Ike storm restoration. Of that amount, $14 million was reflected in the company’s second quarter 2009 earnings, and the remaining $27 million will be recognized over the life of the storm cost recovery bonds the company expects to issue later this year.
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For Immediate Release	Page 2 of 4

     Operating income for the six months ended June 30, 2009, was $232 million, consisting of $166 million from the TDU and $66 million related to transition bonds. Operating income for the same period of 2008 was $255 million, consisting of $183 million from the TDU, $67 million related to transition bonds and $5 million from the competition transition charge (CTC). The CTC was discontinued in February 2008 when the company securitized the remaining true-up balance.
Natural Gas Distribution
     The natural gas distribution segment reported operating income of $2 million for the second quarter of 2009 compared to $4 million for the same period of 2008. Operating income benefited from rate increases and lower bad debt expense, which were more than offset by higher pension and other employee-related expenses. Due to seasonal impacts, this segment typically reports minimal earnings in the second quarter.
     Operating income for the six months ended June 30, 2009, was $120 million compared to $125 million for the same period of 2008.
Interstate Pipelines
     The interstate pipelines segment reported operating income of $61 million for the second quarter of 2009 compared to $101 million for the same period of 2008. Operating income for the second quarter of 2008 included an $18 million gain from the sale of two storage development projects. Operating income benefited from higher revenue from the Carthage to Perryville pipeline and from new firm transportation contracts for gas-fired power generation, which were more than offset by a decline in ancillary services due to significantly lower commodity prices, as well as higher pension and other operation and maintenance expenses.
     In addition to operating income, this business had equity income of $9 million for the second quarter of 2009 from its 50 percent interest in the Southeast Supply Header (SESH), a new pipeline that went into service in September 2008. In the second quarter of 2008, equity income was $10 million from pre-operating allowance for funds used during construction.
     Operating income for the six months ended June 30, 2009, was $130 million compared to $172 million for the same period of 2008. In addition to operating income, this business had equity income of $7 million for the six months ended June 30, 2009, from its interest in SESH. In the first quarter of 2009, the company recorded a non-cash charge of $5 million to reflect SESH’s decision to discontinue the use of Statement of Financial Accounting Standards No. 71 — Accounting for the Effects of Certain Types of Regulation. For the six months ended June 30, 2008, equity income was $15 million from pre-operating allowance for funds used during construction.
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For Immediate Release	Page 3 of 4

Field Services
     The field services segment reported operating income of $23 million for the second quarter of 2009 compared to $32 million for the same period of 2008. Solid growth in core gathering services was more than offset by the effect of lower natural gas and liquids prices, which declined from significantly higher levels in 2008.
     In addition to operating income, this business had equity income of $2 million in the second quarter of 2009 compared to $4 million in the second quarter of 2008 from its 50 percent interest in a gas processing plant. The decline was due primarily to lower natural gas liquids prices.
     Operating income for the six months ended June 30, 2009, was $49 million compared to $77 million for the same period of 2008. Operating income for the six months ended June 30, 2008, included gains of $17 million associated with the settlement of a contractual dispute and the sale of non-strategic assets. Equity income from the jointly-owned gas processing plant was $4 million for the six months ended June 30, 2009, compared to $8 million for the same period of 2008.
Competitive Natural Gas Sales and Services
     The competitive natural gas sales and services segment reported operating income of $6 million for the second quarter of 2009 compared to an operating loss of $5 million for the same period of 2008. Operating income for the second quarter of 2009 included gains of $3 million resulting from mark-to-market accounting for derivatives used to lock in economic margins of certain forward natural gas sales compared to charges of $10 million for the same period of 2008.
     Operating income for the six months ended June 30, 2009, was $8 million compared to $1 million for the same period of 2008. Operating income for the six months ended June 30, 2009, included charges of $16 million resulting from mark-to-market accounting compared to charges of $32 million for the same period of 2008. The six months ended June 30, 2009 also included $6 million in write-downs of inventory to the lower of average cost or market.
DIVIDEND DECLARATION
     On July 23, 2009, CenterPoint Energy’s board of directors declared a regular quarterly cash dividend of $0.19 per share of common stock payable on September 10, 2009, to shareholders of record as of the close of business on August 14, 2009.
OUTLOOK REAFFIRMED FOR 2009
     CenterPoint Energy reaffirmed its 2009 earnings guidance of $1.05 to $1.15 per diluted share. This guidance takes into consideration various economic and operational assumptions related to the business segments in which the company operates. The company has made certain assumptions regarding the timing and cost of certain financing activities and the impact to earnings
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For Immediate Release	Page 4 of 4

of various regulatory proceedings, including recovery of costs associated with Hurricane Ike. The company cannot predict the ultimate outcome of any of those proceedings. In providing this guidance, the company has not projected the impact of any changes in accounting standards, any impact from acquisitions or divestitures, the timing effects of mark-to-market or inventory accounting in the company’s competitive natural gas sales and services business, or the outcome of the TDU’s true-up appeal. The company has also excluded any impact to income from the change in value of Time Warner stocks and the related ZENS securities.
FILING OF FORM 10-Q FOR CENTERPOINT ENERGY, INC.
     Today, CenterPoint Energy, Inc. filed with the Securities and Exchange Commission (SEC) its Quarterly Report on Form 10-Q for the period ended June 30, 2009. A copy of that report is available on the company’s Web site, www.CenterPointEnergy.com, under the Investors section. Other filings the company makes with the SEC and other documents relating to its corporate governance can also be found on that site.
WEBCAST OF EARNINGS CONFERENCE CALL
     CenterPoint Energy’s management will host an earnings conference call on Wednesday, August 5, 2009, at 10:30 a.m. Central time or 11:30 a.m. Eastern time. Interested parties may listen to a live audio broadcast of the conference call at www.CenterPointEnergy.com. A replay of the call can be accessed approximately two hours after the completion of the call and will be archived on the Web site for at least one year.
     CenterPoint Energy, Inc., headquartered in Houston, Texas, is a domestic energy delivery company that includes electric transmission & distribution, natural gas distribution, competitive natural gas sales and services, interstate pipelines, and field services operations. The company serves more than five million metered customers primarily in Arkansas, Louisiana, Minnesota, Mississippi, Oklahoma, and Texas. Assets total nearly $19 billion. With about 8,800 employees, CenterPoint Energy and its predecessor companies have been in business for more than 135 years. For more information, visit the Web site at www.CenterPointEnergy.com.
     This news release includes forward-looking statements. Actual events and results may differ materially from those projected. The statements in this news release regarding future financial performance and results of operations and other statements that are not historical facts are forward-looking statements. Factors that could affect actual results include the timing and outcome of appeals from the true-up proceedings, the timing and impact of future regulatory, legislative, and IRS decisions, effects of competition, weather variations, changes in CenterPoint Energy’s or its subsidiaries’ business plans, financial market conditions, the timing and extent of changes in commodity prices, particularly natural gas, the impact of unplanned facility outages, and other factors discussed in CenterPoint Energy’s and its subsidiaries’ Form 10-Ks for the fiscal year ended December 31, 2008, CenterPoint Energy’s and its subsidiaries’ Form 10-Qs for the periods ended March 31, 2009, CenterPoint Energy’s Form 10-Q for the period ended June 30, 2009, and other filings with the SEC.
###

CenterPoint Energy, Inc. and Subsidiaries
Statements of Consolidated Income
(Millions of Dollars)
(Unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2008	2009	2008	2009
Revenues:
Electric Transmission & Distribution	$510	$521	$919	$933
Natural Gas Distribution	726	518	2,426	1,939
Competitive Natural Gas Sales and Services	1,243	432	2,363	1,197
Interstate Pipelines	192	155	325	308
Field Services	62	56	120	113
Other Operations	2	3	5	6
Eliminations	(65)	(45)	(125)	(90)

Total	2,670	1,640	6,033	4,406

Expenses:
Natural gas	1,750	710	4,143	2,499
Operation and maintenance	342	398	707	811
Depreciation and amortization	188	188	346	354
Taxes other than income taxes	93	91	204	204

Total	2,373	1,387	5,400	3,868

Operating Income	297	253	633	538

Other Income (Expense):
Gain (loss) on marketable securities	17	55	(37)	21
Gain (loss) on indexed debt securities	(17)	(46)	33	(24)
Interest and other finance charges	(114)	(129)	(230)	(258)
Interest on transition bonds	(35)	(33)	(68)	(66)
Equity in earnings of unconsolidated affiliates	14	11	23	11
Other — net	—	18	4	22

Total	(135)	(124)	(275)	(294)

Income Before Income Taxes	162	129	358	244

Income Tax Expense	(61)	(43)	(135)	(91)

Net Income	$101	$86	$223	$153

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Selected Data From Statements of Consolidated Income
(Millions of Dollars, Except Share and Per Share Amounts)
(Unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2008	2009	2008	2009
Basic Earnings Per Common Share	$0.30	$0.24	$0.68	$0.44

Diluted Earnings Per Common Share	$0.30	$0.24	$0.66	$0.44

Dividends Declared per Common Share	$0.1825	$0.19	$0.365	$0.38

Weighted Average Common Shares Outstanding (000):
- Basic	331,354	352,461	329,316	346,660
- Diluted	342,027	354,280	340,873	348,522

Operating Income by Segment

Electric Transmission & Distribution:
Electric Transmission and Distribution Operations	$129	$129	$183	$166
Competition Transition Charge	—	—	5	—

Total Electric Transmission and Distribution Utility	129	129	188	166
Transition Bond Companies	35	33	67	66

Total Electric Transmission & Distribution	164	162	255	232
Natural Gas Distribution	4	2	125	120
Competitive Natural Gas Sales and Services	(5)	6	1	8
Interstate Pipelines	101	61	172	130
Field Services	32	23	77	49
Other Operations	1	(1)	3	(1)

Total	$297	$253	$633	$538

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Results of Operations by Segment
(Millions of Dollars)
(Unaudited)

	Electric Transmission & Distribution
	Quarter Ended			Six Months Ended
	June 30,		% Diff	June 30,		% Diff
	2008	2009	Fav/(Unfav)	2008	2009	Fav/(Unfav)
Results of Operations:
Revenues:
Electric transmission and distribution utility	$419	$432	3%	$765	$778	2%
Transition bond companies	91	89	(2%)	154	155	1%

Total	510	521	2%	919	933	2%

Expenses:
Operation and maintenance	167	181	(8%)	335	369	(10%)
Depreciation and amortization	71	69	3%	137	137	—
Taxes other than income taxes	52	53	(2%)	105	106	(1%)
Transition bond companies	56	56	—	87	89	(2%)

Total	346	359	(4%)	664	701	(6%)

Operating Income	$164	$162	(1%)	$255	$232	(9%)

Operating Income:
Electric transmission and distribution operations	$129	$129	—	$183	$166	(9%)
Competition transition charge	—	—	—	5	—	(100%)
Transition bond companies	35	33	(6%)	67	66	(1%)

Total Segment Operating Income	$164	$162	(1%)	$255	$232	(9%)

Electric Transmission & Distribution Operating Data:
Actual MWH Delivered
Residential	6,774,069	6,831,444	1%	11,177,381	10,797,963	(3%)
Total	20,359,540	19,840,955	(3%)	36,929,230	34,983,263	(5%)

Weather (average for service area):
Percentage of 10-year average:
Cooling degree days	111%	108%	(3%)	113%	109%	(4%)
Heating degree days	73%	112%	39%	95%	89%	(6%)

Number of metered customers — end of period:
Residential	1,820,092	1,846,908	1%	1,820,092	1,846,908	1%
Total	2,063,924	2,092,209	1%	2,063,924	2,092,209	1%

	Natural Gas Distribution
	Quarter Ended			Six Months Ended
	June 30,		% Diff	June 30,		% Diff
	2008	2009	Fav/(Unfav)	2008	2009	Fav/(Unfav)
Results of Operations:
Revenues	$726	$518	(29%)	$2,426	$1,939	(20%)

Expenses:
Natural gas	512	295	42%	1,845	1,340	27%
Operation and maintenance	141	152	(8%)	297	321	(8%)
Depreciation and amortization	39	41	(5%)	78	81	(4%)
Taxes other than income taxes	30	28	7%	81	77	5%

Total	722	516	29%	2,301	1,819	21%

Operating Income	$4	$2	(50%)	$125	$120	(4%)

Natural Gas Distribution Operating Data:
Throughput data in BCF
Residential	20	20	—	104	98	(6%)
Commercial and Industrial	47	43	(9%)	130	116	(11%)

Total Throughput	67	63	(6%)	234	214	(9%)

Weather (average for service area)
Percentage of 10-year average:
Heating degree days	113%	109%	(4%)	107%	103%	(4%)

Number of customers — end of period:
Residential	2,945,460	2,961,941	1%	2,945,460	2,961,941	1%
Commercial and Industrial	250,993	241,875	(4%)	250,993	241,875	(4%)

Total	3,196,453	3,203,816	—	3,196,453	3,203,816	—

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Results of Operations by Segment
(Millions of Dollars)
(Unaudited)

	Competitive Natural Gas Sales and Services
	Quarter Ended			Six Months Ended
	June 30,		% Diff	June 30,		% Diff
	2008	2009	Fav/(Unfav)	2008	2009	Fav/(Unfav)
Results of Operations:
Revenues	$1,243	$432	(65%)	$2,363	$1,197	(49%)

Expenses:
Natural gas	1,237	414	67%	2,342	1,166	50%
Operation and maintenance	10	10	—	18	20	(11%)
Depreciation and amortization	—	1	—	1	2	(100%)
Taxes other than income taxes	1	1	—	1	1	—

Total	1,248	426	66%	2,362	1,189	50%

Operating Income (Loss)	$(5)	$6	220%	$1	$8	700%

Competitive Natural Gas Sales and Services Operating Data:
Throughput data in BCF	129	114	(12%)	267	255	(4%)

Number of customers — end of period	8,923	10,878	22%	8,923	10,878	22%

	Interstate Pipelines
	Quarter Ended			Six Months Ended
	June 30,		% Diff	June 30,		% Diff
	2008	2009	Fav/(Unfav)	2008	2009	Fav/(Unfav)
Results of Operations:
Revenues	$192	$155	(19%)	$325	$308	(5%)

Expenses:
Natural gas	58	34	41%	73	63	14%
Operation and maintenance	16	41	(156%)	46	76	(65%)
Depreciation and amortization	11	12	(9%)	23	24	(4%)
Taxes other than income taxes	6	7	(17%)	11	15	(36%)

Total	91	94	(3%)	153	178	(16%)

Operating Income	$101	$61	(40%)	$172	$130	(24%)

Pipelines Operating Data:
Throughput data in BCF
Transportation	361	390	8%	785	857	9%

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Results of Operations by Segment
(Millions of Dollars)
(Unaudited)

	Field Services
	Quarter Ended			Six Months Ended
	June 30,		% Diff	June 30,		% Diff
	2008	2009	Fav/(Unfav)	2008	2009	Fav/(Unfav)
Results of Operations:
Revenues	$62	$56	(10%)	$120	$113	(6%)

Expenses:
Natural gas	8	11	(38%)	6	18	(200%)
Operation and maintenance	18	18	—	29	37	(28%)
Depreciation and amortization	3	3	—	6	7	(17%)
Taxes other than income taxes	1	1	—	2	2	—

Total	30	33	(10%)	43	64	(49%)

Operating Income	$32	$23	(28%)	$77	$49	(36%)

Field Services Operating Data:
Throughput data in BCF
Gathering	104	102	(2%)	202	206	2%

	Other Operations
	Quarter Ended			Six Months Ended
	June 30,		% Diff	June 30,		% Diff
	2008	2009	Fav/(Unfav)	2008	2009	Fav/(Unfav)
Results of Operations:
Revenues	$2	$3	50%	$5	$6	20%
Expenses	1	4	(300%)	2	7	(250%)

Operating Income (Loss)	$1	$(1)	(200%)	$3	$(1)	(133%)

Capital Expenditures by Segment
(Millions of Dollars)
(Unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2008	2009	2008	2009
Capital Expenditures by Segment
Electric Transmission & Distribution	$87	$108	$176	$189
Hurricane Ike	—	2	—	18

Total Electric Transmission & Distribution	87	110	176	207
Natural Gas Distribution	56	43	94	77
Competitive Natural Gas Sales and Services	1	—	2	1
Interstate Pipelines	42	27	70	74
Field Services	28	66	46	104
Other Operations	5	2	13	9

Total	$219	$248	$401	$472

Interest Expense Detail
(Millions of Dollars)
(Unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2008	2009	2008	2009
Interest Expense Detail
Amortization of Deferred Financing Cost	$6	$9	$12	$18
Capitalization of Interest Cost	(4)	(1)	(7)	(3)
Transition Bond Interest Expense	35	33	68	66
Other Interest Expense	112	121	225	243

Total Interest Expense	$149	$162	$298	$324

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Millions of Dollars)
(Unaudited)

	December 31,	June 30,
	2008	2009
ASSETS
Current Assets:
Cash and cash equivalents	$167	$151
Other current assets	2,868	1,777

Total current assets	3,035	1,928

Property, Plant and Equipment, net	10,296	10,524

Other Assets:
Goodwill	1,696	1,696
Regulatory assets	3,684	3,606
Other non-current assets	965	963

Total other assets	6,345	6,265

Total Assets	$19,676	$18,717

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Short-term borrowings	$153	$75
Current portion of transition bond long-term debt	208	211
Current portion of other long-term debt	125	133
Other current liabilities	2,362	1,675

Total current liabilities	2,848	2,094

Other Liabilities:
Accumulated deferred income taxes, net and investment tax credit	2,632	2,627
Regulatory liabilities	821	874
Other non-current liabilities	1,172	1,254

Total other liabilities	4,625	4,755

Long-term Debt:
Transition bond	2,381	2,274
Other	7,800	7,357

Total long-term debt	10,181	9,631

Shareholders’ Equity	2,022	2,237

Total Liabilities and Shareholders’ Equity	$19,676	$18,717

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Condensed Statements of Consolidated Cash Flows
(Millions of Dollars)
(Unaudited)

	Six Months Ended June 30,
	2008	2009
Cash Flows from Operating Activities:
Net income	$223	$153
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	361	374
Deferred income taxes	12	78
Write-down of natural gas inventory	—	6
Changes in net regulatory assets	14	19
Changes in other assets and liabilities	256	422
Other, net	2	4

Net Cash Provided by Operating Activities	868	1,056

Net Cash Used in Investing Activities	(700)	(504)

Net Cash Used in Financing Activities	(147)	(568)

Net Increase (Decrease) in Cash and Cash Equivalents	21	(16)

Cash and Cash Equivalents at Beginning of Period	129	167

Cash and Cash Equivalents at End of Period	$150	$151

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.